UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2005

K-SEA TRANSPORTATION PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-31920	20-0194477
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3245 Richmond Terrace
Staten Island, New York		10303
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (718) 720-9306

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 1.02             TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

ITEM 2.03             CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN
OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On March 24, 2005, K-Sea Operating Partnership L.P. (the “Company”), a subsidiary of K-Sea Transportation Partners L.P. (“K-Sea”), signed a new, five-year $80 million revolving credit agreement with a syndicate of banks led by KeyBank National Association (“KeyBank”).  The new agreement replaced the Company’s existing $47 million revolving credit agreement, which was repaid and terminated.  The new agreement contains a $20 million sublimit for letters of credit and provides that the Company may request an increase in the total availability under the new agreement by up to $20 million, up to a maximum of $100 million, so long as no default or event of default has occurred and is continuing.

Obligations under the new agreement are secured by a first priority security interest, subject to permitted liens, on certain of the Company’s vessels which have an orderly liquidation value at least equal to the greater of (a) $50 million and (b) 1.25 times the amount of the obligations (including letters of credit) outstanding under the new agreement.  Interest rates on outstanding borrowings and commitment fees are determined quarterly based upon the ratio of Total Funded Debt (as defined in the new agreement) of K-Sea and its consolidated subsidiaries to EBITDA (as defined in the new agreement) and are determined according to whether the loan is based on the London interbank offered rate (a LIBOR-based loan) or on a rate per annum equal to the greater of (a) KeyBank’s prime rate, or (b)  0.50% in excess of the Federal Funds Effective Rate (a base rate loan).  The following table summarizes the rates of interest and commitment fees under the new agreement:

Ratio of Total Funded Debt to EBITDA	LIBOR Margin	Base Rate Margin	Commitment Fee
Less than 1.75 : 1.00	1.00%	0.00%	0.175%

Greater than or equal to 1.75 : 1.00 and less than 2.25 : 1.00	1.25%	0.00%	0.200%

Greater than or equal to 2.25 : 1.00 and less than 2.75 : 1.00	1.50%	0.00%	0.225%

Greater than or equal to 2.75 : 1.00 and less than 3.25 : 1.00	1.75%	0.00%	0.250%

Greater than or equal to 3.25 : 1.00	2.00%	0.25%	0.375%

Interest on a base rate loan is payable monthly over the five-year term of the agreement.  Interest on a LIBOR-based loan is due, at the Company’s election, one, two, three or six months after such loan is made.  Outstanding principal amounts are due upon termination.

Loan proceeds under the new agreement may be used for any purpose in the ordinary course of business, including vessel acquisitions, ongoing working capital needs and distributions.  Amounts borrowed and repaid may be re-borrowed.  Borrowings made for working capital purposes must be reduced to zero for a period of at least 15 consecutive days once each year.  As of March 24, 2005, $61.7 million was outstanding under the new agreement.

The new agreement contains covenants that are similar to, but generally more favorable than, the prior revolving credit agreement.  These covenants include, among others:

•                  the maintenance of the following financial ratios (all as defined in the new agreement): (a) fixed charges to EBITDA of at least 2.50 to 1:00, (b) total funded debt to tangible capitalization of no greater than 0.60 to 1.00, and (c) total funded debt to EBITDA of no more than 3.75 to 1.00.

•                  restrictions on creating liens on or disposing of the vessels securing the new agreement, subject to permitted exceptions;

•                  restrictions on merging and selling assets outside the ordinary course of business;

•                  prohibitions on making distributions to limited or general partners of the Company during the continuance of an event of default; and

•                  restrictions on transactions with affiliates and materially changing the Company’s business.

The new agreement contains customary events of default. If a default occurs and is continuing, the Company must repay all amounts outstanding under the new agreement.

In a separate transaction, on March 24, 2005, the Company entered into a new, three-year term loan in the amount of $11.7 million with The CIT Group/Equipment Financing, Inc. (“CIT”).  The loan is repayable in monthly principal installments of $69,578, with the remaining principal amount repayable at maturity, plus accrued interest at an annual fixed rate of 6.25%.  The loan contains events of default and covenants that are customary for facilities of this type.

The $61.7 million of borrowings under the new $80 million revolving credit agreement, plus the new $11.7 million term loan, were used to repay the Company’s previous revolving credit agreement and three existing term loans totaling $73.4 million.

KeyBank, CIT and their affiliates or predecessors have in the past performed, and may in the future from time to time perform, investment banking, advisory, general financial or commercial services for K-Sea and its subsidiaries for which they have in the past received, and may in the future receive, customary fees and reimbursement of expenses.

The revolving credit agreement and the term loan are filed as exhibits to this report and are incorporated by reference herein.  The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the credit agreement and the term loan.

ITEM 7.01                                  REGULATION FD DISCLOSURE.

On March 30, 2005, K-Sea issued a press release announcing the new revolving credit facility and term loan.  A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

The information being furnished pursuant to Item 7.01 of this report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01.                               FINANCIAL STATEMENTS AND EXHIBITS.

(c)           Exhibits.

The following exhibits are filed herewith:

10.1         Loan and Security Agreement dated as of March 24, 2005 by and among K-Sea Operating Partnership L.P., as Borrower, the Lenders party thereto, LaSalle Bank National Association, as Syndication Agent, and KeyBank National Association, as Administrative Agent and Collateral Trustee for the Lenders.

10.2         Loan and Security Agreement dated as of March 24, 2005 by and between The CIT Group/Equipment Financing, Inc., as Lender, and K-Sea Operating Partnership L.P., as Borrower.

The following exhibit is furnished pursuant to Item 7.01 of this report:

99.1         Press release issued March 30, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K-SEA TRANSPORTATION PARTNERS L.P.

	By:	K-SEA GENERAL PARTNER L.P.,
its general partner

		By:	K-SEA GENERAL PARTNER GP LLC, its general partner

Date: March 30, 2005		By:	/s/ John J. Nicola
John J. Nicola
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

10.1

Loan and Security Agreement dated as of March 24, 2005 by and among K-Sea Operating Partnership L.P., as Borrower, the Lenders party thereto, LaSalle Bank National Association, as Syndication Agent, and KeyBank National Association, as Administrative Agent and Collateral Trustee for the Lenders.

10.2	Loan and Security Agreement dated as of March 24, 2005 by and between The CIT Group/Equipment Financing, Inc., as Lender, and K-Sea Operating Partnership L.P., as Borrower.

99.1	Press release issued March 30, 2005.